POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of
Kent Hansen, Debra Rouse, Ninette Lewis Voiles and Kelly
Marketti, signing singly,
 as the undersigned?s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned all reports to be filed by the undersigned pursuant to Section 16 of the Securities
Exchange Act of 1934, as
amended (the ?Exchange Act?), and the rules promulgated thereunder
 (including Forms 3, 4, and 5 and any successor forms)
(the ?Section 16 Reports?)
 with respect to the equity
 securities of Kingsway Financial Services Inc.
 (the ?Company?);

(2) 	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable
 to complete and execute any such Section 16 Report, complete and execute any amendment or amendments thereto, and file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) 	take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of
 such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney
-in-fact on behalf of the undersigned pursuant
 to this Power of Attorney shall be in such form and shall contain such terms and conditions as such a ttorney-in-fact may approve in such attorney-in-fact?s discretion.

      The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in the undersigned?s individual capacity and in any fiduciary
 or representative capacity in which the undersigned may be acting.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if
 personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming
, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall be effective as of the date set forth below and shall continue in full force and effect until the undersigned is no longer required to file
 Section 16 Reports with respect to the equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
 attorneys-in-fact. This Power of Attorney amends, modifies and replaces in its entirety any and all prior powers of attorney given by the undersigned with respect to the equity securities of the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of June 2021.




Signature: /S/ Doug Levine
Name:           Doug Levine


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